SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2012

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015

(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.           Results of Operations and Financial Condition.

On February 23, 2012, we issued a press release announcing our financial results for the quarter and year ended December 31, 2011. A copy of the press release is furnished herewith as part of Exhibit 99.1.

The information furnished pursuant to this Item 2.02 Results of Operations and Financial Condition, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, which we refer to as the Act, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 7.01.           Regulation FD Disclosure.

On February 23, 2012, we made available supplemental information, which we refer to as the Quarterly Earnings and Supplemental Operating and Financial Data, concerning our operations and portfolio as of December 31, 2011, which is furnished as Exhibit 99.1.

Also on February 23, 2012, our management discussed our financial results and certain aspects of our business plan on a conference call with analysts and investors. A transcript of the conference call is furnished herewith as Exhibit 99.2. The transcript may have been selectively edited to facilitate the understanding of the information communicated during the conference call.

The information furnished pursuant to this Item 7.01 Regulation FD Disclosure, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any of our filings under the Act or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01.           Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits

99.1	Quarterly Earnings and Supplemental Operating and Financial Data as of December 31, 2011.
99.2	Conference Call Transcript.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: February 24, 2012	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer

Exhibit Index

99.1	Quarterly Earnings and Supplemental Operating and Financial Data as of December 31, 2011.
99.2	Conference Call Transcript.